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                                                                  Exhibit: 10.2D
                              EMPLOYMENT AGREEMENT

     1. PARTIES. This Employment Agreement ("Agreement") is entered into as of the __ day of April, 1999 between DaMert Company ("the Company") and Julie Nunn ("Nunn").

     2.   RECITALS.

     WHEREAS, Nunn is currently employed by the Company in a key management position as its Director of Product Development; and

     WHEREAS, the Company has engaged in discussions concerning its possible acquisition by, or merger with, another company or entity; and

     WHEREAS, the Company wishes to ensure itself continuity of management in the event of any actual or anticipated change in control of the Company and

     WHEREAS, Nunn desires to assure herself of reasonable continued employment in the event of any such change in control;

     NOW, THEREFORE, for good and valuable consideration, the parties have entered into this Agreement.

     3. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if at least 51% of the assets of the Company shall be transferred or sold to another entity, or if the Company shall be merged or consolidated with or into another corporation or entity (the "Acquiring Company").

     4. NUNN'S CONTINUED EMPLOYMENT. Nunn agrees to continue in the Company's employment in her present capacity. Absent a Change in Control, her salary shall remain the same, through the end of 1999, as the salary she currently receives. In the event of a Change in Control occurring within two (2) years from the date of this Agreement, Nunn will continue in her present capacity with the Company or its successor, but her base annual salary will increase to $82,000 at the time of the Change in Control.

     5. BONUS PAYMENT. In the event of a Change in Control occurring within two (2) years from the date of this Agreement, if Nunn remains in the employment of the Company or its successor continuously for one year thereafter, she shall receive an additional bonus in the amount of Twenty Thousand Dollars ($20,000) on the one-year anniversary after the Change in Control. Nunn shall not be eligible for this bonus payment if


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her employment with the Company or its successor ends, regardless of the reason, prior to the anniversary of the Change in Control.

     6. SEVERANCE PAY. In the event of a Change in Control, if Nunn's employment with the Company or its successor is involuntarily terminated thereafter for any reason other than "cause," as defined herein, before the one-year anniversary of the Change in Control, then Nunn shall be entitled to receive four (4) months' severance pay at her then-current base salary. Neither the Company nor its successor shall bear any further obligation to provide severance pay to Nunn, whether before or after any Change in Control, except as provided in this paragraph.

     7. "CAUSE" DEFINED. For purposes of this Agreement, "cause" means wilful misconduct, gross neglect of duties, wilful failure to perform the duties of the job, or the commission of any dishonest, fraudulent or illegal act having a detrimental effect upon the Company and/or its successor.

     8. NON-DISCLOSURE OF PROPRIETARY INFORMATION. During the term of this Agreement and at all times thereafter, Nunn will not, without the prior written consent of the Company or its successor, divulge or communicate to any person, firm or corporation, directly or indirectly, any confidential or proprietary information or trade secrets concerning the business of the Company and/or its successor, except to the extent disclosure may be required in the normal course of Nunn's employment by the Company and/or its successor.

     9. DISPUTE RESOLUTION. If any dispute arises under this Agreement that the parties are unable to resolve through informal discussions, it will be submitted to final and binding arbitration before a neutral arbitrator mutually selected by the parties or, alternatively, selected under the auspices of the American Arbitration Association. The arbitration will be conducted in accordance with the rules of the American Arbitration Association. The arbitrator's determination will be final, conclusive and binding upon the parties.

     10. SUCCESSORS. The parties agree that this Agreement shall be binding on, and inure to the benefit of, their respective successors, heirs, executors and/or administrators. It is further agreed, however, that the employment duties to be performed by Nunn under this Agreement are personal to Nunn and may not be assigned or delegated to any other person, firm or corporation.

     11. GOVERNING LAW. This Agreement shall be governed and construed in accordance with the laws of the State of California.


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     1.   SEVERABILITY. In the event any provision of this Agreement is found by an arbitrator or a court of competent jurisdiction to be invalid or unenforceable, such finding shall not affect the validity or effectiveness of any or all of the remaining provisions of this Agreement.

     12. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties on the subjects contained in it. It supersedes and replaces any and all prior agreements, understandings, promises or inducements that may have been made, or may have existed, between the parties on the subjects covered. Any modification of this Agreement will be effective only if it is in writing and signed by both parties.

                                   DAMERT COMPANY

Dated: 28 April 99                 By: /s/ Fred DaMert
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                                       Chairman

Dated: 4/20/99                     By: /s/ Julie Nunn
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                                   Julie Nunn

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